Exhibit 99

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RTX Reports Q3 2026 Results

Strong operational performance drives double-digit sales and earnings growth in Q3;
Raises 2026 outlook for adjusted sales,* adjusted EPS,* and free cash flow*

ARLINGTON, Va., October 20, 2026 – RTX (NYSE: RTX) reports third quarter 2026 results.

Third quarter 2026
•Sales of $25.0 billion, up 11 percent versus prior year, and up 12 percent organically*
•GAAP EPS of $1.89, including $0.26 of acquisition accounting adjustments and $0.11 of restructuring and other net significant and/or non-recurring items
•Adjusted EPS* of $2.26, up $0.56, or 33 percent, versus prior year, including $0.25 from IEEPA cost recovery
•Operating cash flow of $2.9 billion, including approximately $0.3 billion from IEEPA recovery; free cash flow* of $2.1 billion
•Company backlog of $340 billion, including $176 billion of commercial and $164 billion of defense
•Awarded Tomahawk and AMRAAM multi-year undefinitized production contracts in the third quarter

Updates outlook for full year 2026
•Adjusted sales* of $97.0 - $97.5 billion, up from $95.0 - $96.0 billion
•Organic sales growth* of 10 to 11 percent, up from 8 to 9 percent
•Adjusted EPS* of $7.65 - $7.75, up from $7.10 - $7.25
•Free cash flow* of $9.0 - $9.2 billion, up from $8.50 - $8.75 billion

“Our strong execution and operational focus in the third quarter enabled RTX to deliver double-digit organic sales growth* across commercial aerospace and defense. Demand for our products remains robust with over $81 billion of new commercial and defense awards, resulting in a record backlog of $340 billion,” said RTX Chairman and CEO Chris Calio.

“Given our performance year to date, we are again raising our full year outlook for adjusted sales,* adjusted EPS,* and free cash flow.* We remain focused on increasing output, optimizing our cost structure, and investing in new technologies to support our customers and drive continued growth.”

*Adjusted net sales (also referred to as adjusted sales), organic sales, adjusted operating profit (loss) and margin percentage (ROS), segment operating profit (loss) and margin percentage (ROS), adjusted segment sales, adjusted segment operating profit (loss) and margin percentage (ROS), adjusted net income, adjusted earnings per share (“EPS”), adjusted effective tax rate, and free cash flow are non-GAAP financial measures. When we provide our expectation for adjusted net sales (also referred to as adjusted sales), adjusted EPS and free cash flow on a forward-looking basis, a reconciliation of these non-GAAP financial measures to the corresponding GAAP measures (expected diluted EPS and expected cash flow from operations) is not available without unreasonable effort due to potentially high variability, complexity, and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results. See “Use and Definitions of Non-GAAP Financial Measures” below for information regarding non-GAAP financial measures.

IEEPA = International Emergency Economic Powers Act.

Third quarter 2026
RTX third quarter reported and adjusted sales* were $25.0 billion, up 11 percent versus the prior year and 12 percent organically.* GAAP EPS of $1.89 included $0.26 of acquisition accounting adjustments and $0.11 of restructuring and other net significant and/or non-recurring items. Adjusted EPS* of $2.26 was up 33 percent versus the prior year, including $0.25 of IEEPA recovery.

The company reported net income attributable to common shareowners in the third quarter of $2.6 billion, which included $0.3 billion of acquisition accounting adjustments and $0.2 billion of restructuring and other net significant and/or non-recurring items. Adjusted net income* of $3.1 billion was up 34 percent versus the prior year driven by $1.1 billion of adjusted segment operating profit growth* across all three segments, including $0.4 billion of IEEPA recovery. This growth was partially offset by higher taxes and lower pension income. Operating cash flow in the third quarter was $2.9 billion, including $0.3 billion of IEEPA recovery. Capital expenditures were $0.7 billion, resulting in free cash flow* of $2.1 billion.

Summary Financial Results

	3rd Quarter
($ in millions, except EPS)	2026	2025	% Change
Reported
Sales	$24,965	$22,478	11%
Net Income	$2,583	$1,918	35%
EPS	$1.89	$1.41	34%

Adjusted*
Sales	$24,965	$22,478	11%
Net Income	$3,091	$2,311	34%
EPS	$2.26	$1.70	33%

Operating Cash Flow	$2,868	$4,639	(38)%
Free Cash Flow*	$2,119	$4,025	(47)%

Segment Results

Collins Aerospace

	3rd Quarter
($ in millions)	2026	2025	% Change
Reported
Sales	$8,382	$7,621	10%
Operating Profit	$1,789	$1,260	42%
ROS	21.3%	16.5%	480	bps

Adjusted*
Sales	$8,382	$7,621	10%
Operating Profit	$1,788	$1,194	50%
ROS	21.3%	15.7%	560	bps

Collins Aerospace third quarter 2026 reported and adjusted sales* of $8,382 million were up 10 percent versus the prior year. Excluding the impact of divestitures, sales increased 12 percent organically* driven by a 23 percent increase in commercial OE, a 9 percent increase in commercial aftermarket, and a 7 percent increase in defense. The increase in commercial OE sales was driven by higher volume on narrowbody and widebody platforms, while the increase in commercial aftermarket sales was driven by growth in modifications and upgrades, provisioning, and parts and repair. The increase in defense sales was driven by higher volume across multiple programs.

Collins Aerospace reported operating profit of $1,789 million was up 42 percent versus the prior year. Reported operating profit in Q3 2025 included a gain on the sale of the actuation and flight control business. Adjusted operating profit* of $1,788 million was up 50 percent versus the prior year. The increase was driven by drop through on higher commercial volume, commercial mix, and approximately $250 million of IEEPA recovery.

Pratt & Whitney

	3rd Quarter
($ in millions)	2026	2025	% Change
Reported
Sales	$9,231	$8,423	10%
Operating Profit	$608	$751	(19)%
ROS	6.6%	8.9%	(230)	bps

Adjusted*
Sales	$9,231	$8,423	10%
Operating Profit	$968	$751	29%
ROS	10.5%	8.9%	160	bps

Pratt & Whitney third quarter reported and adjusted sales* of $9,231 million were up 10 percent versus the prior year. The sales growth was driven by a 21 percent increase in commercial aftermarket and a 2 percent increase in military, partially offset by a 5 percent decrease in commercial OE. The increase in commercial aftermarket was driven by higher volume, primarily GTF, while the decrease in commercial OE was driven by large commercial engine mix. The increase in military was driven by higher volume across multiple programs, partially offset by the prior year benefit from contract award timing.

Pratt & Whitney reported operating profit of $608 million was down 19 percent versus the prior year. Reported operating profit included a charge of $363 million related to a customer bankruptcy. Adjusted operating profit* of $968 million was up 29 percent versus the prior year. The increase was driven by drop through on higher commercial aftermarket volume and approximately $160 million of IEEPA recovery. This growth was partially offset by large commercial OE mix, commercial aftermarket mix, and higher SG&A expense.

Raytheon

	3rd Quarter
($ in millions)	2026	2025	% Change
Reported
Sales	$8,031	$7,045	14%
Operating Profit	$1,133	$859	32%
ROS	14.1%	12.2%	190	bps

Adjusted*
Sales	$8,031	$7,045	14%
Operating Profit	$1,134	$859	32%
ROS	14.1%	12.2%	190	bps

Raytheon third quarter reported and adjusted sales* of $8,031 million were up 14 percent versus the prior year. This increase was driven by higher volume on naval programs and land and air defense systems, including Patriot, Standard Missile, and Tomahawk.

Raytheon reported operating profit of $1,133 million was up 32 percent versus the prior year. Adjusted operating profit* of $1,134 million was up 32 percent versus the prior year. The increase was driven by improved net productivity, higher volume, and favorable mix, including Patriot programs. Productivity in the quarter included approximately $85 million of benefits associated with an international contract modification and a favorable adjustment related to an offset obligation.

About RTX
With more than 180,000 global employees, we push the limits of technology and science to redefine how we connect and protect our world. With industry-leading capabilities, we advance aviation, engineer integrated defense systems for operational success, and develop next-generation technology solutions and manufacturing to help global customers address their most critical challenges. The company, with 2025 sales of more than $88 billion, is headquartered in Arlington, Virginia.

Conference Call on the Third Quarter 2026 Financial Results
RTX’s financial results conference call will be held on Tuesday, October 20, 2026 at 8:30 a.m. ET. The conference call will be webcast live on the company's website at www.rtx.com and will be available for replay following the call. The corresponding presentation slides will be available for downloading prior to the call.

Use and Definitions of Non-GAAP Financial Measures
RTX Corporation (“RTX” or “the Company”) reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). We supplement the reporting of our financial information determined under GAAP with certain non-GAAP financial information. The non-GAAP information presented provides investors with additional useful information but should not be considered in isolation or as substitutes for the related GAAP measures. We believe that these non-GAAP measures provide investors with additional insight into the Company’s ongoing business performance. Other companies may define non-GAAP measures differently, which limits the usefulness of these measures for comparisons with such other companies. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of the non-GAAP measures to the corresponding amounts prepared in accordance with GAAP appears in the tables in this Appendix. Certain non-GAAP financial adjustments are also described in this Appendix. Below are our non-GAAP financial measures:

Non-GAAP measure	Definition
Adjusted net sales / Adjusted sales	Represents consolidated net sales (a GAAP measure), excluding net significant and/or non-recurring items[1] (hereinafter referred to as “net significant and/or non-recurring items”).
Organic sales
Organic sales represents the change in consolidated net sales (a GAAP measure), excluding the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and net significant and/or non-recurring items.

Adjusted operating profit (loss) and margin percentage (ROS)
Adjusted operating profit (loss) represents operating profit (loss) (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments[2], and net significant and/or non-recurring items. Adjusted operating profit margin percentage represents adjusted operating profit (loss) as a percentage of adjusted net sales.

Segment operating profit (loss) and margin percentage (ROS)
Segment operating profit (loss) represents operating profit (loss) (a GAAP measure) excluding acquisition accounting adjustments[2], the FAS/CAS operating adjustment[3], Corporate expenses and other unallocated items, and Eliminations and other. Segment operating profit margin percentage represents segment operating profit (loss) as a percentage of segment sales (net sales, excluding Eliminations and other).

Adjusted segment sales	Represents consolidated net sales (a GAAP measure) excluding eliminations and other and net significant and/or non-recurring items.
Adjusted segment operating profit (loss) and margin percentage (ROS)
Adjusted segment operating profit (loss) represents segment operating profit (loss) excluding restructuring costs, and net significant and/or non-recurring items. Adjusted segment operating profit margin percentage represents adjusted segment operating profit (loss) as a percentage of adjusted segment sales (adjusted net sales excluding Eliminations and other).

Adjusted net income	Adjusted net income represents net income (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments[2], and net significant and/or non-recurring items.
Adjusted earnings per share (EPS)	Adjusted EPS represents diluted earnings per share (a GAAP measure), excluding restructuring costs, acquisition accounting adjustments[2], and net significant and/or non-recurring items.
Adjusted effective tax rate
Adjusted effective tax rate represents the effective tax rate (a GAAP measure), excluding the tax impact of restructuring costs, acquisition accounting adjustments[2], and net significant and/or non-recurring items.

Free cash flow
Free cash flow represents cash flow from operating activities (a GAAP measure) less capital expenditures. Management believes free cash flow is a useful measure of liquidity and an additional basis for assessing RTX’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of RTX’s common stock, and distribution of earnings to shareowners.

1 Net significant and/or non-recurring items represent significant nonoperational items and/or significant operational items that may occur at irregular intervals.

2 Acquisition accounting adjustments include the amortization of acquired intangible assets related to acquisitions, the amortization of the property, plant and equipment fair value adjustment acquired through acquisitions, the amortization of customer contractual obligations related to loss making or below market contracts acquired, and goodwill impairment, if applicable.

3 The FAS/CAS operating adjustment represents the difference between the service cost component of our pension and postretirement benefit (PRB) expense under the Financial Accounting Standards (FAS) requirements of GAAP and our pension and PRB expense under U.S. government Cost Accounting Standards (CAS) primarily related to our Raytheon segment.

When we provide our expectation for adjusted net sales (also referred to as adjusted sales), organic sales, adjusted operating profit (loss) and margin percentage (ROS), adjusted segment operating profit (loss) and margin percentage (ROS), adjusted EPS, adjusted effective tax rate, and free cash flow, on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and the corresponding GAAP measures, as described above, generally are not available without unreasonable effort due to potentially high variability, complexity, and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains and losses, the ultimate outcome of pending litigation, fluctuations in foreign currency exchange rates, the impact and timing of potential acquisitions and divestitures, and other structural changes or their probable significance. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

Cautionary Statement Regarding Forward-Looking Statements This press release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. These forward-looking statements are intended to provide RTX Corporation (“RTX”) management's current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid, and are not statements of historical fact. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “goals,” “objectives,” “confident,” “on track,” “designed to,” “commit,” “commitment” and other words of similar meaning. Forward-looking statements may include, among other things, statements relating to future sales, earnings, cash flow, results of operations, uses of cash, share repurchases, tax payments and rates, research and development spending, cost savings, other measures of financial performance, potential future plans, strategies or transactions, credit ratings and net indebtedness, the Pratt powder metal matter and related matters and activities, including without limitation other engine models that may be impacted, targets and commitments (including for share repurchases or otherwise), and other statements which are not solely historical facts. All forward-looking statements involve risks, uncertainties, changes in circumstances and other factors that are hard to predict and each of which may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the U.S. Private Securities Litigation Reform Act of 1995, as amended. Such risks, uncertainties and other factors include, without limitation: (1) changes in economic, capital market, and political conditions in the U.S. and globally; (2) changes in U.S. or foreign government defense spending, national priorities, and policy positions; (3) our performance on our contracts and programs, including our ability to control costs, and our dependence on U.S. government approvals for certain international contracts; (4) challenges in the development, certification, production, delivery, support, and performance of RTX's advanced technologies and new products and services and the realization of the anticipated benefits; (5) the challenges of operating in RTX's highly-competitive industries both domestically and abroad; (6) our reliance on U.S. and non-U.S. suppliers and commodity markets, including cost increases and disruptions in the delivery of materials and services to RTX or our suppliers; (7) changes in trade policies, implementation of sanctions, imposition of tariffs (and counter-tariffs) and other trade measures and restrictions, foreign currency fluctuations, and sales methods; (8) the economic condition of the aerospace industry; (9) the ability of RTX to attract, train, qualify, and retain qualified personnel and maintain its culture and high ethical standards, and the ability of our personnel to continue to operate our facilities and businesses around the world; (10) the scope, nature, timing, and challenges of managing and completing acquisitions, investments, divestitures, and other transactions; (11) compliance with legal, environmental, regulatory, and other requirements in the U.S. and other countries in which RTX and its businesses operate; (12) pending, threatened, and future legal proceedings, investigations, audits and other contingencies; (13) the previously-disclosed deferred prosecution agreements entered into between RTX and the Department of Justice (DOJ), the Securities and Exchange Commission (SEC) administrative order imposed on RTX, and the related investigations by the SEC and DOJ, the consent agreement between RTX and the Department of State, and the administrative agreement between RTX and the Department of the Navy; (14) RTX's ability to engage in desirable capital-raising or strategic transactions; (15) repurchases by RTX of its common stock, or declarations of cash dividends, which may be discontinued, accelerated, suspended, or delayed at any time due to various factors; (16) realizing expected benefits from, incurring costs for, and successfully managing strategic initiatives such as cost reduction, restructuring, digital transformation, and other operational initiatives; (17) additional tax exposures due to new tax legislation or other developments in the U.S. and other countries in which RTX and its businesses operate; (18) the identified rare condition in powder metal used to manufacture certain Pratt & Whitney engine parts requiring accelerated removals and inspections of a significant portion of the PW1100G-JM Geared Turbofan (GTF) fleet; (19) changes in production volumes of one or more of our significant customers as a result of business, labor, or other challenges, and the resulting effect on its or their demand for our products and services; (20) an RTX product safety failure, quality issue, or other failure affecting RTX's or its customers' or suppliers' products or systems; (21) cybersecurity, including cyber-attacks on RTX's information technology infrastructure, products, suppliers, customers and partners, and cybersecurity-related regulations; (22) insufficient indemnity or insurance coverage; (23) our intellectual property and certain third-party intellectual property; (24) threats to RTX facilities and personnel, or those of its suppliers or customers, as well as public health crises, damaging weather, acts of nature, or other similar events outside of RTX's control that may affect RTX or its suppliers or customers; (25) changes in accounting estimates for our programs on our financial results; (26) changes in pension and other postretirement plan estimates and assumptions and contributions; (27) an impairment of goodwill and other intangible assets; and (28) climate change and climate-related regulations, and related customer and market demands, products and technologies. For additional information on identifying factors that may cause actual results to differ materially from those expressed or implied in the forward-looking statements, see the reports of RTX filed with or furnished to the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and RTX assumes no obligation to update or revise such statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

RTX Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions, except per share amounts; shares in millions)	2026	2025	2026	2025
Net Sales	$24,965	$22,478	$71,749	$64,365
Costs and expenses:
Cost of sales	19,160	17,898	56,217	51,293
Research and development	711	684	2,064	2,018
Selling, general, and administrative	1,918	1,436	5,052	4,457
Total costs and expenses	21,789	20,018	63,333	57,768
Other income, net	161	63	287	107
Operating profit	3,337	2,523	8,703	6,704
Non-service pension income	(345)	(364)	(1,048)	(1,081)
Interest expense, net	381	449	1,188	1,349
Income before income taxes	3,301	2,438	8,563	6,436
Income tax expense	593	432	1,449	1,080
Net income	2,708	2,006	7,114	5,356
Less: Noncontrolling interest in subsidiaries’ earnings	125	88	333	246
Net income attributable to common shareowners	$2,583	$1,918	$6,781	$5,110

Earnings Per Share attributable to common shareowners:
Basic	$1.91	$1.43	$5.02	$3.81
Diluted	$1.89	$1.41	$4.96	$3.77

Weighted Average Shares Outstanding:
Basic shares	1,352.2	1,343.1	1,350.2	1,340.2
Diluted shares	1,368.1	1,358.4	1,365.8	1,354.7

RTX Corporation
Segment Net Sales and Operating Profit (Loss)

	Quarter Ended				Nine Months Ended
	(Unaudited)				(Unaudited)
	September 30, 2026		September 30, 2025		September 30, 2026		September 30, 2025
(dollars in millions)	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted	Reported	Adjusted
Net Sales
Collins Aerospace	$8,382	$8,382	$7,621	$7,621	$24,194	$24,194	$22,460	$22,460
Pratt & Whitney	9,231	9,231	8,423	8,423	26,293	26,293	23,420	23,420
Raytheon	8,031	8,031	7,045	7,045	23,245	23,245	20,386	20,386
Total segments	25,644	25,644	23,089	23,089	73,732	73,732	66,266	66,266
Eliminations and other	(679)	(679)	(611)	(611)	(1,983)	(1,983)	(1,901)	(1,901)
Consolidated	$24,965	$24,965	$22,478	$22,478	$71,749	$71,749	$64,365	$64,365

Operating Profit (Loss)
Collins Aerospace	$1,789	$1,788	$1,260	$1,194	$4,402	$4,456	$3,521	$3,670
Pratt & Whitney	608	968	751	751	2,056	2,419	1,823	1,949
Raytheon	1,133	1,134	859	859	3,016	3,022	2,342	2,346
Total segments	3,530	3,890	2,870	2,804	9,474	9,897	7,686	7,965
Eliminations and other	110	(49)	(14)	(14)	246	17	22	(19)
Corporate expenses and other unallocated items	(26)	(25)	(25)	(23)	(138)	(59)	(110)	(94)
FAS/CAS operating adjustment	171	171	199	199	514	514	570	570
Acquisition accounting adjustments	(448)	—	(507)	—	(1,393)	—	(1,464)	—
Consolidated	$3,337	$3,987	$2,523	$2,966	$8,703	$10,369	$6,704	$8,422

Segment Operating Profit Margin
Collins Aerospace	21.3%	21.3%	16.5%	15.7%	18.2%	18.4%	15.7%	16.3%
Pratt & Whitney	6.6%	10.5%	8.9%	8.9%	7.8%	9.2%	7.8%	8.3%
Raytheon	14.1%	14.1%	12.2%	12.2%	13.0%	13.0%	11.5%	11.5%
Total segment	13.8%	15.2%	12.4%	12.1%	12.8%	13.4%	11.6%	12.0%

RTX Corporation
Condensed Consolidated Balance Sheet

	September 30, 2026	December 31, 2025
(dollars in millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$9,173	$7,435
Accounts receivable, net	14,681	14,701
Contract assets, net	18,701	17,092
Inventory, net	14,953	13,364
Other assets, current	8,561	7,740
Total current assets	66,069	60,332
Customer financing assets	1,880	2,132
Fixed assets, net	17,235	16,868
Operating lease right-of-use assets	1,770	1,887
Goodwill	52,969	53,343
Intangible assets, net	30,652	31,845
Other assets	6,021	4,672
Total assets	$176,596	$171,079

Liabilities, Redeemable Noncontrolling Interest, and Equity
Short-term borrowings	$210	$204
Accounts payable	17,803	15,895
Accrued employee compensation	3,155	3,308
Other accrued liabilities	14,801	14,350
Contract liabilities	21,550	21,615
Long-term debt currently due	5,679	3,412
Total current liabilities	63,198	58,784
Long-term debt	31,490	34,288
Operating lease liabilities, non-current	1,495	1,602
Future pension and postretirement benefit obligations	1,913	2,067
Other long-term liabilities	7,508	7,200
Total liabilities	105,604	103,941
Redeemable noncontrolling interest	28	36
Shareowners’ Equity:
Common stock	38,673	38,126
Treasury stock	(26,712)	(26,881)
Retained earnings	60,597	56,718
Accumulated other comprehensive loss	(3,308)	(2,718)
Total shareowners’ equity	69,250	65,245
Noncontrolling interest	1,714	1,857
Total equity	70,964	67,102
Total liabilities, redeemable noncontrolling interest, and equity	$176,596	$171,079

RTX Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2026	2025	2026	2025
Operating Activities:
Net income	$2,708	$2,006	$7,114	$5,356
Adjustments to reconcile net income to net cash flows provided by operating activities from:
Depreciation and amortization	1,068	1,091	3,218	3,219
Deferred income tax provision	90	477	60	598
Stock compensation cost	159	113	455	337
Net periodic pension and other postretirement income	(304)	(320)	(920)	(956)
Share-based 401(k) matching contributions	135	128	474	435
Change in:
Accounts receivable	(717)	(351)	377	(1,488)
Contract assets	(242)	(934)	(2,184)	(2,124)
Inventory	(543)	182	(1,686)	(1,015)
Other current assets	(552)	(879)	(974)	(979)
Accounts payable and accrued liabilities	1,806	2,237	2,753	2,096
Contract liabilities	(980)	986	(688)	1,329
Other operating activities, net	240	(97)	271	(406)
Net cash flows provided by operating activities	2,868	4,639	8,270	6,402
Investing Activities:
Capital expenditures	(749)	(614)	(1,964)	(1,657)
Dispositions of businesses, net of cash transferred	—	1,188	—	1,188
Increase in other intangible assets	(73)	(121)	(229)	(347)
Receipts from settlements of derivative contracts, net	7	42	8	187
Other investing activities, net	(42)	(24)	(224)	(87)
Net cash flows (used in) provided by investing activities	(857)	471	(2,409)	(716)
Financing Activities:
Repayment of long-term debt	(2)	(1,500)	(526)	(2,289)
Change in commercial paper, net	—	(1,432)	—	—
Dividends paid	(984)	(910)	(2,882)	(2,660)
Repurchase of common stock	—	—	—	(50)
Other financing activities, net	(190)	(81)	(677)	(333)
Net cash flows used in financing activities	(1,176)	(3,923)	(4,085)	(5,332)
Effect of foreign exchange rate changes on cash and cash equivalents	3	(10)	(16)	44
Net increase in cash, cash equivalents, and restricted cash	838	1,177	1,760	398
Cash, cash equivalents and restricted cash, beginning of period	8,392	4,827	7,470	5,606
Cash, cash equivalents and restricted cash, end of period	9,230	6,004	9,230	6,004
Less: Restricted cash, included in Other assets, current and Other assets	57	38	57	38
Cash and cash equivalents, end of period	$9,173	$5,966	$9,173	$5,966

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Adjusted Sales, Adjusted Operating Profit (Loss) & Operating Profit (Loss) Margin

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2026	2025	2026	2025
Collins Aerospace
Net sales	$8,382	$7,621	$24,194	$22,460
Operating profit	$1,789	$1,260	$4,402	$3,521
Restructuring	6	(17)	(49)	(169)
Gain on sale of businesses, net of transaction and other related costs (1)	—	95	—	95
Portfolio transformation and divestiture costs (1)	(5)	(12)	(5)	(75)
Adjusted operating profit	$1,788	$1,194	$4,456	$3,670
Adjusted operating profit margin	21.3%	15.7%	18.4%	16.3%
Pratt & Whitney
Net sales	$9,231	$8,423	$26,293	$23,420
Operating profit	$608	$751	$2,056	$1,823
Restructuring	3	—	—	(18)
Customer bankruptcy (1)	(363)	—	(363)	(108)
Adjusted operating profit	$968	$751	$2,419	$1,949
Adjusted operating profit margin	10.5%	8.9%	9.2%	8.3%
Raytheon
Net sales	$8,031	$7,045	$23,245	$20,386
Operating profit	$1,133	$859	$3,016	$2,342
Restructuring	(1)	—	(6)	(4)
Adjusted operating profit	$1,134	$859	$3,022	$2,346
Adjusted operating profit margin	14.1%	12.2%	13.0%	11.5%
Eliminations and Other
Net sales	$(679)	$(611)	$(1,983)	$(1,901)
Operating profit	$110	$(14)	$246	$22
Gains on investments (1)	159	—	229	41
Adjusted operating profit (loss)	$(49)	$(14)	$17	$(19)
Corporate expenses and other unallocated items
Operating loss	$(26)	$(25)	$(138)	$(110)
Restructuring	(1)	(2)	(10)	(11)
Tax audit settlements and closures (1)	—	—	—	(5)
Litigation matter (1)	—	—	(69)	—
Adjusted operating profit (loss)	$(25)	$(23)	$(59)	$(94)
FAS/CAS Operating Adjustment
Operating profit	$171	$199	$514	$570
Acquisition Accounting Adjustments
Operating loss	$(448)	$(507)	$(1,393)	$(1,464)
Acquisition accounting adjustments	(448)	(507)	(1,393)	(1,464)
Adjusted operating loss	$—	$—	$—	$—
RTX Consolidated
Net sales	$24,965	$22,478	$71,749	$64,365
Operating profit	$3,337	$2,523	$8,703	$6,704
Restructuring	7	(19)	(65)	(202)
Acquisition accounting adjustments	(448)	(507)	(1,393)	(1,464)

Total net significant and/or non-recurring items included in Operating profit above (1)	(209)	83	(208)	(52)
Adjusted operating profit	$3,987	$2,966	$10,369	$8,422
(1)    Refer to “Non-GAAP Financial Adjustments” below for a description of these adjustments.

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Adjusted Income, Earnings Per Share, and Effective Tax Rate

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions - Income (Expense))	2026	2025	2026	2025
Net income attributable to common shareowners	$2,583	$1,918	$6,781	$5,110
Total Restructuring	7	(19)	(65)	(202)
Total Acquisition accounting adjustments	(448)	(507)	(1,393)	(1,464)
Total net significant and/or non-recurring items included in Operating profit (1)	(209)	83	(208)	(52)
Significant and/or non-recurring items included in Non-service Pension Income
Non-service pension restructuring	(3)	—	(7)	—
Significant non-recurring and non-operational items included in Interest Expense, Net
Tax audit settlements and closures (1)	—	—	—	54
International tax matter (1)	—	—	—	(35)
Tax effect of restructuring and net significant and/or non-recurring items above	145	50	359	330
Significant and/or non-recurring items included in Income Tax Expense
Tax audit settlements and closures (1)	—	—	—	59
Less: Impact on net income attributable to common shareowners	(508)	(393)	(1,314)	(1,310)
Adjusted net income attributable to common shareowners	$3,091	$2,311	$8,095	$6,420

Diluted Earnings Per Share	$1.89	$1.41	$4.96	$3.77
Impact on Diluted Earnings Per Share	(0.37)	(0.29)	(0.97)	(0.97)
Adjusted Diluted Earnings Per Share	$2.26	$1.70	$5.93	$4.74

Effective Tax Rate	18.0%	17.7%	16.9%	16.8%
Impact on Effective Tax Rate	(0.7)%	1.0%	(0.8)%	(1.3)%
Adjusted Effective Tax Rate	18.7%	16.7%	17.7%	18.1%
(1)    Refer to “Non-GAAP Financial Adjustments” below for a description of these adjustments.

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Segment Operating Profit Margin and Adjusted Segment Operating Profit Margin

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(dollars in millions)	2026	2025	2026	2025
Net Sales	$24,965	$22,478	$71,749	$64,365
Reconciliation to segment net sales:
Eliminations and other	679	611	1,983	1,901
Segment Net Sales	$25,644	$23,089	$73,732	$66,266

Operating Profit	$3,337	$2,523	$8,703	$6,704
Operating Profit Margin	13.4%	11.2%	12.1%	10.4%
Reconciliation to segment operating profit:
Eliminations and other	(110)	14	(246)	(22)
Corporate expenses and other unallocated items	26	25	138	110
FAS/CAS operating adjustment	(171)	(199)	(514)	(570)
Acquisition accounting adjustments	448	507	1,393	1,464
Segment Operating Profit	$3,530	$2,870	$9,474	$7,686
Segment Operating Profit Margin	13.8%	12.4%	12.8%	11.6%
Reconciliation to adjusted segment operating profit:
Restructuring	8	(17)	(55)	(191)
Net significant and/or non-recurring items (1)	(368)	83	(368)	(88)
Adjusted Segment Operating Profit	$3,890	$2,804	$9,897	$7,965
Adjusted Segment Operating Profit Margin	15.2%	12.1%	13.4%	12.0%
(1)    Refer to “Non-GAAP Financial Adjustments” below for a description of these adjustments.

RTX Corporation
Free Cash Flow Reconciliation

	Quarter Ended September 30,
	(Unaudited)
(dollars in millions)	2026	2025
Net cash flows provided by operating activities	$2,868	$4,639
Capital expenditures	(749)	(614)
Free cash flow	$2,119	$4,025

	Nine Months Ended September 30,
	(Unaudited)
(dollars in millions)	2026	2025
Net cash flows provided by operating activities	$8,270	$6,402
Capital expenditures	(1,964)	(1,657)
Free cash flow	$6,306	$4,745

RTX Corporation
Reconciliation of Adjusted (Non-GAAP) Results
Organic Sales Reconciliation

	Quarter ended September 30, 2026 compared to the Quarter Ended September 30, 2025
	(Unaudited)
(dollars in millions)	Total Reported Change	Acquisitions & Divestitures Change	FX / Other Change (2)	Organic Change	Prior Year Adjusted Sales (1)	Organic Change as a % of Adjusted Sales
Collins Aerospace	$761	$(138)	$(8)	$907	$7,621	12%
Pratt & Whitney	808	—	(8)	816	8,423	10%
Raytheon	986	—	6	980	7,045	14%
Eliminations and Other (3)	(68)	14	10	(92)	(611)	15%
Consolidated	$2,487	$(124)	$—	$2,611	$22,478	12%
(1)    For the full Non-GAAP reconciliation of adjusted sales refer to “Reconciliation of Adjusted (Non-GAAP) Results - Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin.”
(2)    Includes other significant non-operational items and/or significant operational items that may occur at irregular intervals.
(3)    FX/Other Change includes the transactional impact of foreign exchange hedging at Pratt & Whitney Canada, which is included in Pratt & Whitney’s FX/Other Change, but excluded for Consolidated RTX.

	Nine Months Ended September 30, 2026 compared to the Nine Months Ended September 30, 2025
	(Unaudited)
(dollars in millions)	Total Reported Change	Acquisitions & Divestitures Change	FX / Other Change (2)	Organic Change	Prior Year Adjusted Sales (1)	Organic Change as a % of Adjusted Sales
Collins Aerospace	$1,734	$(925)	$43	$2,616	$22,460	12%
Pratt & Whitney	2,873	—	13	2,860	23,420	12%
Raytheon	2,859	—	35	2,824	20,386	14%
Eliminations and Other (3)	(82)	40	(21)	(101)	(1,901)	5%
Consolidated	$7,384	$(885)	$70	$8,199	$64,365	13%
(1)    For the full Non-GAAP reconciliation of adjusted sales refer to “Reconciliation of Adjusted (Non-GAAP) Results - Adjusted Sales, Adjusted Operating Profit & Operating Profit Margin.”
(2)    Includes other significant non-operational items and/or significant operational items that may occur at irregular intervals.
(3)    FX/Other Change includes the transactional impact of foreign exchange hedging at Pratt & Whitney Canada, which is included in Pratt & Whitney’s FX/Other Change, but excluded for Consolidated RTX.

Non-GAAP Financial Adjustments

Non-GAAP Adjustments	Description
Portfolio transformation and divestiture costs	The quarters and nine months ended September 30, 2026 and 2025 include separation costs incurred in advance of the completion of certain divestitures.
Customer bankruptcy
The quarter and nine months ended September 30, 2026 include a net pre-tax charge of approximately $0.4 billion related to a customer bankruptcy at Pratt & Whitney. The nine months ended September 30, 2025 includes a net pre-tax charge of approximately $0.1 billion related to a customer bankruptcy at Pratt & Whitney. The charges primarily relate to contract asset exposures with specific customers. Management has determined that the nature and significance of these charges is considered unusual and, therefore, not indicative of the Company’s ongoing operational performance.

Gain on sale of businesses, net of transaction and other related costs
The quarters and nine months ended September 30, 2025 include a pre-tax gain, net of transaction and other related costs, of $0.1 billion associated with the completed sale of the actuation and flight control business at Collins. Management has determined that the nature of the net gain on this divestiture is considered significant and non-operational and, therefore, not indicative of the Company’s ongoing operational performance.

Gains on investments
The quarter and nine months ended September 30, 2026 include a pre-tax gain of $159 million and $229 million, respectively, related to the increase in fair value on certain investments. The nine months ended September 30, 2025 includes a pre-tax gain of $41 million related to the increase in fair value on an investment. Management has determined that the nature of the gains on these investments is considered significant and non-operational and, therefore, not indicative of the Company’s ongoing operational performance.

Tax audit settlements and closures
The nine months ended September 30, 2025 includes a tax benefit of $59 million and a pre-tax benefit on the reversal of $54 million of interest accruals both recognized as a result of the closure of the examination phase of multiple state tax audits.